UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Great Plains Energy Incorporated

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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An Important Message for All Great Plains Energy Shareholders GREAT PLAINS® ENERGY WESTAR ENERGY® CREATING A LEADING MIDWEST UTILITY COMPANY THE GREAT PLAINS ENERGY SPECIAL MEETING WILL BE HELD ON NOVEMBER 21, 2017 EVERY VOTE COUNTS: VOTE “FOR” THE MERGER OF GREAT PLAINS ENERGY AND WESTAR ENERGY TODAY November 21 Vote VOTE BY TELEPHONE, INTERNET OR MAIL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD

Great Plains Energy and Westar Energy have entered into a stock-for-stock, tax-free merger of equals. The new agreement ensures the strategic and financial benefits of combining our two companies, with a straightforward path to close. Your Board of Directors unanimously recommends that you vote “FOR” the transaction today. “Together, we expect to deliver significantly more value to our shareholders than we can alone.” TERRY BASSHAM Chairman, President and CEO of Great Plains Energy Vote “FOR” Substantial Financial Benefits STRONGER PLATFORM FOR DIVIDEND GROWTH • MAINTAINS GREAT PLAINS ENERGY DIVIDEND • DIVIDEND GROWTH EXPECTED TO BE IN LINE WITH EPS GROWTH & TARGETED PRO FORMA PAYOUT RATIO OF 60–70% IMPROVED CREDIT PROFILE NO transaction debt, solid pro forma balance sheet and financial profile consistent with strong investment grade ratings of high BBB/ Baa to A SIGNIFICANT COST SAVINGS, OPERATING EFFICIENCIES AND PROACTIVE COST MANAGEMENT FORECASTED initial savings of $28 million in 2018, growing to $160 million by 2022 SIGNIFICANT EARNINGS ACCRETION EXPECTED to both Great Plains Energy and Westar Energy TOP QUARTILE EXPECTED total shareholder returns: targeting 6–8% annual dividend growth and 6–8% compounded annual EPS growth from 2016–2021 $2.32 +6-8% $1.84 $2.19 Pro Forma 2018E Pro Forma 2021E Vote to create a stronger company. Vote “FOR” the merger TODAY.

Vote **“FOR”** Highly Experienced Leadership Team



MARK RUELLE
Westar Energy
President & CEO
to become
Non-Executive Chairman



TERRY BASSHAM
Great Plains Energy
Chairman, President & CEO
to become
President & CEO



TONY SOMMA
Westar Energy
Senior Vice President & CFO
to become
Executive Vice President, CFO



KEVIN BRYANT
Great Plains Energy
Senior Vice President, Finance and Strategy & CFO
to become
Executive Vice President, COO

EQUAL BOARD REPRESENTATION FROM EACH COMPANY

Vote **“FOR”** Compelling Strategic and Geographic Fit

Combined Service Territory[1]


Westar Energy Electric Territory
Westar Energy Headquarters
Westar Energy Power Plants
Great Plains Energy Electric Territory
Great Plains Energy Headquarters
Great Plains Energy Power Plants
Shared Power Plants

Key Operating Metrics

	Great Plains Energy	Westar Energy	Combined
Rate Base ($B)[2]	$6.6	$6.5	$13.1
Electric Customers	860,100	701,000	1,561,100
Owned Generation Capacity (MW)	6,524	6,573	13,097
Transmission Miles	3,600	6,400	10,000
Distribution Miles	22,700	29,000	51,700

Source: SNL, Great Plains Energy and Westar Energy Investor Presentations.
[1] Excludes Great Plains Energy's power plant in the Mississippi Delta and Westar Energy's Spring Creek Energy Center in Logan County, OK.
[2] Estimated rate base based on ordered and settled rate cases.

Vote **“FOR”** Customer and Community Benefits

- **AN IMMEDIATE UPFRONT RATE CREDIT** of $50 million in aggregate across all retail customers upon the closing of the transaction.
- **STRONG CUSTOMER SERVICE** maintained by leveraging combined resources as well as through sharing of best practices for customer service and reliability.
- **COMMITMENT TO JOBS AND THE COMMUNITY,** including no involuntary layoffs as a result of the transaction, a strong workforce across the combined company's operations, and operating headquarters in Topeka, Kansas and Kansas City, Missouri, and corporate headquarters in Kansas City, Missouri.



This combination is the best fit for serving customers and meeting our region's energy needs.

Forward-Looking Statements Statements made in this communication that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the anticipated merger transaction of Great Plains Energy Incorporated (Great Plains Energy) and Westar Energy, Inc. (Westar Energy), including those that relate to the expected financial and operational benefits of the merger to the companies and their shareholders (including cost savings, operational efficiencies and the impact of the anticipated merger on earnings per share), the expected timing of closing, the outcome of regulatory proceedings, cost estimates of capital projects, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, employee issues and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and Westar Energy are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and Westar Energy; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived asset s or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s and Westar Energy’s ability to successfully manage and integrate their respective transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy and Westar Energy to obtain the regulatory and shareholder approvals necessary to complete the anticipated merger or the imposition of adverse conditions or costs in connection with obtaining regulatory approvals; the risk that a condition to the closing of the anticipated merger may not be satisfied or that the anticipated merger may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated merger; the costs incurred to consummate the anticipated merger; the possibility that the expected value creation from the anticipated merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; the credit ratings of the combined company following the anticipated merger; disruption from the anticipated merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the anticipated merger; and other risks and uncertainties. This list of factors is not all-
inclusive because it is not possible to predict all factors. Additional risks and uncertainties will be discussed in the joint proxy statement/prospectus and other materials that Great Plains Energy, Westar Energy and Monarch Energy Holding, Inc. (Monarch Energy) will file with the Securities and Exchange Commission (SEC) in connection with the anticipated merger. Other risk factors are detailed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Great Plains Energy, KCP&L and Westar Energy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Monarch Energy, Great Plains Energy, KCP&L and Westar Energy undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Monarch Energy has filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-220465), which was declared effective by the SEC, and Great Plains Energy and Westar Energy have each filed a definitive joint proxy statement, which also constitutes a prospectus of Monarch Energy, each of which is publicly available, and Great Plains Energy, Westar Energy and Monarch Energy have filed and may file other documents regarding the proposed merger with the SEC. Great Plains Energy and Westar Energy have mailed to their respective shareholders the definitive joint proxy statement/prospectus in connection with the transaction. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, WESTAR ENERGY, MONARCH ENERGY AND THE PROPOSED MERGER. Investors can obtain free copies of the Registration Statement and definitive joint proxy statement/prospectus and other documents filed by Monarch Energy, Great Plains Energy and Westar Energy with the SEC at http://www.sec.gov, the
SEC’s website. These documents filed by Great Plains Energy and Monarch Energy are also available free of charge from Great Plains Energy’s website (http://www.greatplainsenergy.com) under the tab, “Investor Relations” and then under the heading “SEC Filings” or by contacting Great Plains Energy’s Investor Relations Department at 1-800-245-5275. These documents filed by Westar Energy are also available free of charge from Westar Energy’s website (http://www. westarenergy.com) under the tab “Investors” and then under the heading “SEC Filings” or by contacting Westar Energy’s Investor Relations Department at 785-575-8227. Participants in Proxy Solicitation Great Plains Energy, Westar Energy and their respective directors and certain of their executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Plains Energy’s and Westar Energy’s shareholders with respect to the proposed merger. Information regarding the officers and directors of Great Plains Energy is included in its definitive proxy statement for its 2017 annual meeting filed with the SEC on March 23, 2017. Information regarding the officers and directors of Westar Energy is included in its definitive proxy statement for its 2017 annual meeting filed with the SEC on September 14, 2017. Additional information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the Registration Statement and definitive joint proxy statement/ prospectus and other materials filed with SEC in connection with the proposed merger. Free copies of these documents may be obtained as described in the paragraphs above. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR FEW SHARES YOU OWN If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies: INNISFREE M&A INCORPORATED Shareholders Call Toll-Free: 877.687.1875 Banks and Brokers Call Collect: 212.750.5833 vote VOTE “FOR” THE MERGER TODAY BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD AND VOTING “FOR” EACH OF THE PROPOSALS LISTED